UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

ALPHA STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41153	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Church Street, 8th Floor, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 233-4356

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

*The registrant’s units, ordinary shares, warrants and rights each trade on the OTC Market under the trading symbols “ALSUF,” “ALSAF,” “ALSWF,” and “ALSTF.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2026, Alpha Star Acquisition Company (the “Company”) entered into a Loan Agreement (the “Loan Agreement”), by and among the Company and A-Star Management Corp., the Company’s sponsor (the “Sponsor”), pursuant to which the Sponsor agreed to loan an aggregate of US$500,000 to the Company, to cover the Company’s certain transaction costs and extension fee (the “Loan”). The Loan will not accrue any interest. Pursuant to the Loan Agreement, the Loan shall be payable on the date on which the Company consummates its initial business combination. The principal balance may be prepaid at any time.

The foregoing description is qualified in its entirety by reference to the terms and conditions of the Loan Agreement, the form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

10.1	Loan Agreement, dated as of March 16, 2026, by and among A-Star Management Corp. and Alpha Star Acquisition Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA STAR ACQUISITION CORPORATION

By:	/s/ Zhe Zhang
Name:	Zhe Zhang
Title:	Chief Executive Officer

Date: March 19, 2026